EXHIBIT 99.1

                                  Certification


     This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and accompanies the annual report on Form 11-K (the "Form 11-K") for the year ended December 31, 2002 of the CRIIMI MAE Management, Inc. Retirement Plan (the "Issuer").

     I, Barry S. Blattman, Chief Executive Officer, certify that to the best of my knowledge:

(i)  the Form 11-K fully  complies  with the  requirements  of Section  13(a) or
     Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

(ii) the information contained in the Form 11-K fairly presents, in all material respects, the financial condition and results of operations of the Issuer.




June 27, 2003                                      /s/ Barry S. Blattman
-------------                                      -----------------------------
DATE                                               Barry S. Blattman
                                                   Chairman of the Board,
                                                     Chief Executive Officer
                                                     and President of CRIIMI MAE
                                                     Management, Inc.



A signed original of this written statement required by Section 906 has been provided to CRIIMI MAE Inc. and will be retained by CRIIMI MAE Inc.and furnished to the Securities and Exchange Commission or its staff upon request.